UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

K12 Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (703) 483-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 27, 2016, Mr. Adam L. Cohn, a member of the Board of Directors (the “Board”) of K12 Inc. (the “Company”), informed the Company of his intention not to stand for re-election to the Board at the 2016 Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”). Mr. Cohn’s term will therefore end at the conclusion of the 2016 Annual Meeting. Mr. Cohn confirmed that his determination to not stand for re-election is not the result of any disagreement with the Company relating to its operations, policies or practices.

Executive Change in Control Severance Agreements

Effective as of October 26, 2016, the Company entered into Executive Change in Control Severance Agreements (collectively, the “Agreements”), in a form previously approved by the Compensation Committee of the Board, with each of Allison B. Cleveland, Lynda B. Cloud, Howard D. Polsky, James J. Rhyu and Joseph P. Zarella (each, an “Executive”). The Agreements replace and supersede each Executive’s current severance entitlements under any existing employment agreements or other arrangements with the Company to the extent such current severance entitlements apply in the event of the Executive’s termination in connection with a change in control of the Company.

The Agreements provide that, upon termination of the Executive’s employment by the Company without cause or the resignation of employment by the Executive for good reason, in either case, within two years following a change in control of the Company, the Executive will be entitled to receive, subject to the Executive signing and not revoking a general release of claims and the Executive’s continued compliance with certain restrictive covenants, (i) a lump sum severance payment in an amount equal to 1.5 times the standard severance the Executive would be entitled to receive under the Company’s then-prevailing severance practices; (ii) reimbursement for the Company paid portion of the COBRA premiums required to continue group medical, dental and vision coverage for the Executive and the Executive’s covered dependents for a period of up to 6-12 months following the termination date; and (iii) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the Executive is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and other vested benefits to which the Executive is entitled under the Company’s benefit plans and arrangements.

The Agreements contain mutual non-disparagement provisions and require each Executive’s continued compliance with any non-competition, non-solicitation, non-

disparagement, confidentiality or assignment of inventions covenants contained in any other agreement between the Company and the Executive.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Executive Change in Control Severance Agreement

* Denotes management compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.
(Registrant)

October 31, 2016	/s/ HOWARD D. POLSKY
(Date)	Howard D. Polsky
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1*	Form of Executive Change in Control Severance Agreement

* Denotes management compensation plan or arrangement.